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                              MANAGMENT AGREEMENT

   THIS MANAGEMENT AGREEMENT, made this 3rd day of March, 1997 by and between:

FIDELITY HOLDINGS, INC., a Nevada corporation having its principal office located at 80-02 Kew Gardens Road, Suite 5000, Kew Gardens, New York 11415 (hereinafter "FIDELITY")

                                      AND

BRUCE BENDELL and HAROLD BENDELL, adult individuals with primary business offices located at 43-40 Northern Boulevard, Long Island City, New York 11101 (hereinafter jointly "MANAGERS")

                                WITNESSETH THAT:

   WHEREAS, FIDELITY' s wholly-owned subsidiary, Major Acquisition Corp., has contracted to acquire ownership of various automobile dealerships, including:
Major Chevrolet, Inc.; Major Dodge, Inc.; Major Subaru, Inc. ; and Major Chrysler, Plymouth, Jeep, Eagle, Inc., subject to, inter alia, manufacturers' approvals;

   WHEREAS, FIDELITY will place its ownership of such dealerships into a new division, under a newly-organized, wholly-owned subsidiary named "Major Automotive Group, Inc.";

   WHEREAS, the Management of FIDELITY has no experience in the management of automobile dealerships or the purchasing, selling, financing, leasing, or otherwise dealing in or with motor vehicles, but desires to maintain continuity of the existing management of such dealerships by securing the managerial services of MANAGERS, who have been the managers of such dealerships prior to their acquisition by FIDELITY;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. ENGAGEMENT. (a) For purposes of this Management Agreement, the acquired automobile dealerships, including but not limited to, Major Chevrolet, Inc., Major Dodge, Inc., Major Subaru, Inc., and Major Chrysler, Plymouth, Jeep, Eagle, Inc., motor vehicle

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disabled or is otherwise unable to serve, resigns, or retires or otherwise withdraws from the management hereunder, the other manager shall be the successor manager. In the event that both MANAGERS die, become permanently disabled or otherwise unable to serve, resign, or retire or otherwise withdraw from the management hereunder, the successor manager(s) named or appointed in any socalled "Successor Addendum" for each dealership shall become the manager(s) for that dealership. If no successor manager(s) have been named or appointed, FIDELITY shall name such successor manager(s) subject to obtaining any required manufacturer approvals.

(c) In managing the operations, MANAGERS shall have the sole right to:
    (i) Communicate with and make all decisions in connection with, all manufacturers, wholesalers, distributors, and suppliers;
    (ii) Establish, continue, maintain, replace, refinance, and utilize various manufacturer, bank and financial institution lines of credit, floor plan financing, purchase and lease financing, and other sources of credit used in the division operations;
    (iii) Obtain, continue, maintain, amend, and interpret all agreements, franchises, licenses, and arrangements with manufacturers, franchisors, and distributors of motor vehicles; and
    (iv) Conduct day-to-day operations, including hiring and firing personnel, setting salary and wage rates, setting commission rates, determining business hours, setting and enforcing personnel policies, setting sales, leasing and general business policies, establishing operating methods and systems, selecting advertising agencies and media, approving customer credit, etc.

(d) MANAGERS shall not have any authority, in the absence of prior approval of the Board of Directors of FIDELITY, to:

    (i) Pledge the credit of FIDELITY;
    (ii) Sell, pledge, hypothecate or dispose of any of the shares of any of the dealerships; or
    (iii) Acquire, contract to acquire, dispose of, contract to dispose of, pledge, hypothecate, or otherwise deal in or


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          with the dealerships within the Major Automotive Group, Inc. division or with outside dealerships desiring to become affiliated.

(e) In no event shall the management of the respective dealerships change without the consent of the applicable manufacturer if such consent is required.

3. TERM. (a) The initial term of this Management Agreement shall commence contemporaneously with the date of the Closing of the Plan and Agreement of Reorganization between FIDELITY's wholly-owned subsidiary, Major Acquisition Corp., and Bruce Bendell for the acquisition of the dealerships by FIDELITY and, unless extended as provided below in (b) or (c), shall end on December 31, 2002.

(b) In the event that on December 31, 2002 FIDELITY, directly or indirectly, retains ownership of the dealerships, this Management Agreement shall continue upon the unilateral decision of the affected MANAGER or MANAGERS.

(c) Upon the mutual agreement of the parties, this Management Agreement may be extended for such term as the parties may then determine, subject to such amendments, if any, as the parties may then agree upon.


4. LICENSE(S) . Each of the dealerships has obtained such licenses and regulatory authorizations as required by governmental agencies to engage in the motor vehicle operations as presently conducted. MANAGERS shall conduct all motor vehicle operations in strict accordance with the regulatory requirements of such licensing agencies and shall maintain such licenses and/or authorizations in good standing. MANAGERS shall obtain any licenses which may be required now or hereafter, relating to operations as they may then be conducted, and shall maintain all such licenses in good

5. FACTORY APPROVALS. MANAGERS shall communicate with the manufacturers of the motor vehicles and their distributors and shall maintain all existing relationships in good standing. MANAGERS shall obtain all approvals which may be required from time to time from any such manufacturers or

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